SECRETARY'S CERTIFICATE
OF
RF MICRO DEVICES, INC.

                I, William A. Priddy, Jr., as Secretary of RF Micro Devices, Inc. (the "Company"), do hereby certify that:

                The following is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors of the Company duly called and held on October 29, 2008.  Said resolution is still in full force and effect.

"RESOLVED FURTHER, that each officer and director of the Company who may be required to execute the Registration Statement (whether on behalf of the Company or as an officer or director of the Company) hereby is authorized to execute a power of attorney nominating, constituting and appointing Robert A. Bruggeworth and William A. Priddy, Jr., or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated above, and to file with the SEC the Registration Statement and to file any and all amendments, including post-effective amendments, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated above to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC;"

                WITNESS my hand this 19th day of November, 2008.

/s/ William A. Priddy, Jr.
William A. Priddy, Jr., Secretary